UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2023
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 20, 2023, Belden Inc. (the “Company”) announced that the employment of Anshuman Mehrotra, Executive Vice President – Broadband Solutions, had terminated with immediate effect. Mr. Mehrotra’s departure is a termination without cause under the Company’s Executive Severance Plan and his entitlements are as described in said plan.

(c) Also on June 20, 2023, the Company announced that Jay Wirts had been promoted from his prior position of President – Smart Buildings to the position of Executive Vice President – Enterprise Solutions. Mr. Wirts has served in various leadership roles since joining the Company in 2018. Prior to Belden, Mr. Wirts served in various roles in Emerson and Vertiv following more than six years in the U.S. Marine Corps. He has a bachelor’s degree in History from Colgate University and an MBA from Northwestern University.

In his new role, Mr. Wirts will receive an annual base salary of $440,000, will have a target under the Company’s annual cash incentive plan (“ACIP”) of 75% of base salary and will have a target under the Company’s long term incentive plan of 135% of base salary. Mr. Wirts will be a participant in the Company’s Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: June 20, 2023	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary